Page 1 of 5
                                                                   Exhibit 99.3
         Unaudited Pro Forma Condensed Consolidated Financial Statements


         The following unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of TENERA, Inc. ("the Company") included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") April 15, 2003, and the Company's March 31, 2003 unaudited quarterly consolidated financial statements included on the Company's Quarterly Report on Form 10-Q filed with the Commission May 14, 2003.

         The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the sale of the assets of the Company's wholly-owned subsidiary, GoTrain Corp. ("GoTrain") relating to its e-Learning business (the "Sale") as of and for the periods presented. The unaudited pro forma condensed consolidated balance sheet shows the Company's condensed consolidated balance sheet as of March 31, 2003, giving effect to the Sale as if it had occurred on March 31, 2003. The unaudited pro forma condensed consolidated statements of operations show the Company's historical results for the year ended December 31, 2002, and the three months ended March 31, 2003, giving effect to the Sale as if it had occurred at January 1, 2002 and 2003, respectively.

         The unaudited pro forma condensed consolidated information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Sale had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumption available at the time of the filing of this report.

                                  TENERA, INC.
                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003




  (In thousands, except share amounts)

----------------------------------------------------------------------------------------------------------------------
                                                                  As Reported       Pro Forma            Pro Forma
                                                                                   Adjustments            Adjusted
----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents ..................................  $          427   $      3,053    a     $     3,680
  Trade receivables, less allowance of $539 at Mar 31, 2003
and Dec 31, 2002
    Billed ...................................................             489           (122)   a             367
    Unbilled .................................................             812            (67)   a             745
  Other current assets .......................................             228            (48)   a             180
                                                                ----------------- --------------       ---------------
      Total Current Assets ...................................           1,956          2,816                4,972
Property and Equipment, Net ..................................             152           (123)   a              29
Other Assets .................................................             473           (436)   a              37
                                                                ----------------- --------------       ---------------
         Total Assets ........................................  $        2,581    $     2,257          $     5,038
                                                                ================= ==============       ===============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable ...........................................  $        1,316    $      (452)   a     $       864
  Accrued compensation and related expenses ..................           1,195             --                1,195
  Deferred revenue ...........................................             394           (394)   a              --
  Subordinated debt and accrued interest .....................           1,635         (1,635)   a              --
  Subordinated debt and accrued interest payable to related
party                                                                       85             --                   85
                                                                ----------------- --------------       ---------------
      Total Current Liabilities ..............................           4,625         (2,481)               2,144
Stockholders' Deficit
  Common Stock, $0.01 par value, 25,000,000 authorized,
  10,417,345 issued, and 9,984,259 outstanding at Mar 31,
  2003 and Dec 31, 2002.......................................             104             --                  104
  Paid in capital, in excess of par ..........................           5,697             --                5,693
  Accumulated (deficit) earnings..............................          (7,352)         4,738    a          (2,414)
   Treasury stock-- 433,086 shares at Mar 31, 2003 and Dec
31, 2002 .....................................................            (493)            --                 (493)
                                                                ----------------- --------------       ---------------
        Total Stockholders' (Deficit) Equity .................          (2,044)         4,738                2,894
                                                                ----------------- --------------       ---------------
         Total Liabilities and Stockholders' Deficit .........  $        2,581    $     2,257          $     5,038
                                                                ================= ==============       ===============

======================================================================================================================

  See accompanying notes.




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                                                                    Page 3 of 5



                                  TENERA, INC.
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2003

  (In thousands, except per share amounts)

                                                                 As reported     Pro Forma           Pro Forma
                                                                                Adjustments          Adjusted
----------------------------------------------------------------------------------------------------------------
Revenue ......................................................  $     2,631    $      (429)    b    $     2,202

Direct Costs .................................................        2,232           (357)    b          1,875

General and Administrative Expenses ..........................        1,486           (537)    b            949

Other Expense ................................................           --             --                   --
                                                                -------------- ---------------      ------------
  Operating Loss .............................................       (1,087)           465                 (622)

Interest (Expense) Income, net ...............................          (30)           (35)    c              5
                                                                -------------- ---------------      ------------
  Net Loss Before Income Tax Expense..........................       (1,117)           500                 (617)

Income Tax Expense ...........................................            6             --                    6
                                                                -------------- ---------------      ------------
Net Loss .....................................................  $    (1,123)   $       500          $      (623)
                                                                ============== ===============      ============
Net Loss per Share-- Basic ...................................  $     (0.11)                        $     (0.06)
                                                                ==============                      ============
Net Loss per Share-- Diluted .................................  $     (0.11)                        $     (0.06)
                                                                ==============                      ============
Weighted Average Number of Shares Outstanding-- Basic ........        9,984                               9,984
                                                                ==============                      ============
Weighted Average Number of Shares Outstanding-- Diluted ......        9,984                               9,984
                                                                ==============                      ============

================================================================================================================

  See accompanying notes.

                                  TENERA, INC.
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002





  (In thousands, except per share amounts)

                                                                As reported     Pro Forma          Pro Forma
                                                                               Adjustments         Adjusted
---------------------------------------------------------------------------------------------------------------
Revenue ....................................................   $       13,823  $   (1,333)  b    $   12,490
Direct Costs ...............................................           12,388      (1,958)  b        10,430
General and Administrative Expenses ........................            5,953      (2,365)  b         3,588
Impairment Loss ............................................              350          --               350
Other Expense...............................................               (2)         --                --
                                                               --------------- ------------      --------------
   Operating Loss...........................................           (4,870)      2,990            (1,878)
Interest (Expense) Income, net .............................              (92)       (104)  c            12
                                                               --------------- ------------      --------------
   Net Loss Before Income Tax (Benefit) Expense  ...........           (4,962)      3,094            (1,866)
Income Tax (Benefit) Expense ...............................             (156)         --              (156)
                                                               --------------- ------------      --------------
Net (Loss) Earnings ........................................   $       (4,806) $    3,094        $   (1,710)
                                                               =============== ============      ==============
Net (Loss) Earnings per Share-- Basic ......................   $        (0.48)                   $    (0.17)
                                                               ===============                   ==============
Net (Loss) Earnings per Share-- Diluted ....................   $        (0.48)                   $    (0.17)
                                                               ===============                   ==============
Weighted Average Number of Shares Outstanding-- Basic.......            9,984                         9,984
                                                               ===============                   ==============
Weighted Average Number of Shares Outstanding-- Diluted.....            9,984                         9,984
                                                               ===============                   ==============

  See accompanying notes.

                                  TENERA, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



     1.  BASIS OF PRO FORMA PRESENTATION

         Effective June 4, 2003, the Company's wholly-owned subsidiary, GoTrain Corp. ("GoTrain") closed the sale to SkillSoft Corporation, of all of the assets and intellectual property rights relating to GoTrain's e-Learning business, for a sales price of $5.0 million net of approximately $0.2 million in expenses relating to the sale. The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company does not expect to recognize a net gain on the sale of assets on the Company's consolidated tax returns due to the application of net operating loss carryforward benefits and no additional provision for income tax is shown. Due to the uncertainty of realization, these net operating loss carryforward benefits have not previously been recorded by the Company. The disposition of these assets resulted in a net book gain of approximately $3.9 million, after taxes, in June 2003. If the disposition had occurred on March 31, 2003, it would have resulted in a net gain, after taxes, of approximately $3.6 million. If the deposition had occurred on December 31, 2002, it would have resulted in a net gain, after taxes, of approximately $3.5 million. The differences are primarily due to the use of cash and continuing depreciation of fixed assets.

         The assets related to the e-Learning business consisted of cash, receivables, computer equipment, furniture, prepaid expenses, internally developed software and training courses, and intellectual property.

     2.  PRO FORMA ADJUSTEMENTS

         a) To reflect the net proceeds and expenses of the sale of the assets relating to GoTrain, and the disposition of the assets as if the Sale had occurred March 31, 2003. No additional provision for income tax is shown because the Company does not expect to recognize a net consolidated tax gain. Net proceeds have been adjusted to reflect the payoff of the GoTrain debentures and accumulated interest.

         b) To reflect elimination of the revenue, costs and expenses related to the GoTrain subsidiary's operations as if the acquisition had occurred January 1, 2002 and 2003, as applicable.

         c) To reflect elimination of the interest expenses associated with the GoTrain debentures as if the net proceeds were available to payoff the debentures on January 1, 2002 and 2003, as applicable.